UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2014

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement — Jeffrey Gordon

On June 5, 2014, Syniverse Corporation, the indirect parent of Syniverse Holdings, Inc. (collectively, the “Company”) entered into an Amended and Restated Employment Agreement with Jeffrey Gordon, the Company’s President and Chief Executive Officer, effective May 1, 2014 (the “Gordon Employment Agreement”).

The Gordon Employment Agreement provides for a three-year term, subject to earlier termination pursuant to the terms of the Gordon Employment Agreement. The initial term commenced on May 1, 2014 and will continue until May 1, 2017. The term will automatically extend on each anniversary for an additional year, unless either party gives prior notice of non-renewal or the agreement is otherwise terminated.

The Gordon Employment Agreement provides that Mr. Gordon will receive an annual base salary of $715,000, subject to increase by the compensation committee of the Company’s board of directors, and that he will be eligible for an annual target bonus equal to 100% of his annual salary based upon the achievement of performance objectives. In addition, Mr. Gordon is entitled to receive severance benefits if (i) his employment is terminated by the Company without cause or by reason of disability, (ii) he resigns for good reason, (iii) his employment terminates by reason of our parent’s non-renewal of the agreement, (iv) his employment terminates by reason of his death, or (v) his employment is terminated purportedly for cause but without following the specified procedures for such a termination in the agreement. In each such case, Mr. Gordon will be entitled to the following benefits: (i) continuation of his then-current base salary for two years from the date of termination; (ii) an amount equal to any unpaid annual bonus for the previous fiscal year and an amount equal to the target bonus for the then current fiscal year, payable at such time as the bonus would have been paid absent termination of employment; and (iii) payment of the employee-portion of any COBRA premiums for 12 months. In addition, a portion of Mr. Gordon’s stock options granted in 2011 will become vested and exercisable, based upon the date of termination, as follows:

•
if the date of termination occurs during the period beginning on May 1, 2014 and ending on December 30, 2014, 90% of the time-vesting option (67.5% of the option) will automatically become vested and exercisable;

•
if the date of termination occurs during the period beginning on December 31, 2014 and ending on December 30, 2015, 100% of the time-vesting option (75% of the option) will automatically become vested and exercisable; and

•	if the date of termination occurs during the 180-day period prior to a change in control of the Company, all of such options will automatically become vested and exercisable.

Pursuant to the Gordon Employment Agreement, any equity awards granted to Mr. Gordon under the 2011 Equity Incentive Plan of Syniverse Corporation (the “2011 Plan”) will become immediately vested upon a change in control, if he is employed by the Company on the date of the change in control.

In the Gordon Employment Agreement, Mr. Gordon agreed to limitations on his ability to disclose any of the Company’s confidential information, and acknowledged that all inventions relating to his employment belong to the Company. Mr. Gordon also agreed not to compete with us anywhere in the world or to solicit our employees for a period of two years following the termination of his employment with the Company.

The foregoing description of the Gordon Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Gordon Employment Agreement, which will be filed as an exhibit to the Company’s next periodic report.

Amended and Restated Employment Agreement — David W. Hitchcock

On June 5, 2014, the Company entered into an Amended and Restated Employment Agreement with David W. Hitchcock, the Company’s Chief Financial Officer and Chief Administrative Officer, effective May 1, 2014 (the “Hitchcock Employment Agreement”).

The Hitchcock Employment Agreement provides for a three-year term, subject to earlier termination pursuant to the terms of the Hitchcock Employment Agreement. The initial term commenced on May 1, 2014 and will continue until May 1, 2017. The term will automatically extend on each anniversary for an additional year, unless either party gives prior notice of non-renewal or otherwise terminated.

The Hitchcock Employment Agreement provides that Mr. Hitchcock will receive an annual base salary of $460,000, subject to increase by the compensation committee of the Company’s board of directors, and that he will be eligible for an annual target bonus equal to 80% of his annual salary based upon the achievement of performance objectives. In addition, Mr. Hitchcock is entitled to receive severance benefits if (i) his employment is terminated by the Company without cause or by reason of disability, (ii) he resigns for good reason, (iii) his employment terminates by reason of our parent’s non-renewal of the agreement, (iv) his employment terminates by reason of his death, or (v) his employment is terminated purportedly for cause but without following the specified procedures for such a termination in the agreement. In each such case, Mr. Hitchcock will be entitled to the following benefits: (i) continuation of his then-current base salary for one year from the date of termination; (ii) an amount equal to any unpaid target bonus for the previous fiscal year and an amount equal to the target bonus for the then current fiscal year, payable at such time as the bonus would have been paid absent termination of employment; and (iii) payment of the employee-portion of any COBRA premiums for 12 months. In addition, a portion of Mr. Hitchcock’s stock options granted in 2011 will become vested and exercisable, based upon the date of termination, as follows:

•
if the date of termination occurs during the period beginning on May 1, 2014 and ending on December 30, 2014, 90% of the time-vesting option (67.5% of the option) will automatically become vested and exercisable;

•
if the date of termination occurs during the period beginning on December 31, 2014 and ending on December 30, 2015, 100% of the time-vesting option (75% of the option) will automatically become vested and exercisable; and

•	if the date of termination occurs during the 180-day period prior to a change in control of the Company, all of such options will automatically become vested and exercisable,

and a portion of his restricted stock granted in 2013 will become vested, based upon the date of termination, as follows:

•	if the date of termination occurs during the period beginning on May 1, 2014 and ending on December 30, 2014, 67% of the restricted stock will automatically become vested;

•	if the date of termination occurs during the period beginning on December 31, 2014 and ending on December 30, 2015, 100% of the restricted stock will automatically become vested; and

•	if the date of termination occurs during the 180-day period prior to a change in control of the Company, all of such restricted stock will automatically become vested.

Pursuant to the Hitchcock Employment Agreement, any awards granted to Mr. Hitchcock under the 2011 Plan will become immediately vested upon a change in control, if he is employed by the Company on the date of the change in control.

In the Hitchcock Employment Agreement, Mr. Hitchcock agreed to limitations on his ability to disclose any of the Company’s confidential information, and acknowledged that all inventions relating to his employment belong to the Company. Mr. Hitchcock also agreed not to compete with us anywhere in the world or to solicit our employees for a period of one year following the termination of his employment with the Company.

The foregoing description of the Hitchcock Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Hitchcock Employment Agreement, which will be filed as an exhibit to the Company’s next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2014

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel

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